Exhibit 99.1

NEWS FROM SEI

Contact:	Larry Wexler	Murray A. Louis, V.P.
Voice:	610.676.1440	610.676.1932
E-Mail:	lwexler@seic.com	mlouis@seic.com
Pages:	1

For Immediate Release

SEI Investments Announces Increase in

Stock Repurchase Program

Oaks, PA – March 15, 2007 – SEI Investments Company (NASDAQ:SEIC) announced today that its Board of Directors has approved an increase in its stock repurchase program by an additional $50 million.

Since the beginning of calendar 2007, the Company repurchased approximately 643,000 shares at a cost of $39.3 million.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $366.6 billion in mutual fund and pooled assets and manages $181.5 billion in assets. SEI serves clients, conducts, or is registered to conduct, business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

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